UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14C

(RULE 14c-101)

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

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☐	Preliminary Information Statement

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☒	Definitive Information Statement

IGI LABORATORIES, INC.

(Name of Registrant as Specified in Its Charter)

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IGI LABORATORIES, INC.

105 Lincoln Avenue

Buena, New Jersey 08310

(856) 697-1441

___________________

NOTICE OF ACTION BY

WRITTEN CONSENT OF STOCKHOLDERS

___________________

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

___________________

This Information Statement is being furnished by the Board of Directors of IGI Laboratories, Inc., a Delaware corporation, to holders of record of our common stock, $0.01 par value per share, Series A Convertible Preferred Stock, $0.01 par value per share, and Series B-1 Convertible Preferred Stock, $0.01 par value per share, at the close of business on June 26, 2009, pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended. The purpose of this Information Statement is to inform our stockholders of certain action that was taken by written consent, dated as of June 26, 2009, by the holders of a majority of the voting power of our outstanding common stock, Series A Convertible Preferred Stock and Series B-1 Convertible Preferred Stock voting together as a single class, and in the case of our Series A Convertible Preferred Stock and Series B-1 Convertible Preferred Stock, on an as-converted basis. This Information Statement also shall be considered the notice required under Section 228 of the Delaware General Corporation Law.

The action taken by the majority stockholders will not become effective until 20 days after the initial mailing of this Information Statement to our stockholders.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER THE MATTER DESCRIBED HEREIN.

By Order of the Board of Directors,

Philip Forte, Secretary

Buena, New Jersey

July 9, 2009

IGI LABORATORIES, INC.

105 Lincoln Avenue

Buena, New Jersey 08310

(856) 697-1441

INFORMATION STATEMENT

We are a Delaware corporation with our principal executive offices located at 105 Lincoln Avenue, Buena, New Jersey, 08310. Our telephone number is (856) 697-1441.

At the request of our Board of Directors, we are sending this Information Statement to our stockholders to notify you about action taken by the holders of approximately 58.5% of the voting power (the “Majority Holders”) of our outstanding shares of common stock, Series A Convertible Preferred Stock and Series B-1 Convertible Preferred Stock on June 26, 2009, by written consent in lieu of a special meeting of the stockholders, in accordance with the Delaware General Corporation Law. The action taken was the approval and adoption of our 2009 Equity Incentive Plan (the “Equity Incentive Plan”). In order to adopt the Equity Incentive Plan, the holders of a majority of the voting power of our outstanding shares of common stock, Series A Convertible Preferred Stock and Series B-1 Convertible Preferred Stock voting together as a single class and, in the case of the Series A Convertible Preferred Stock and Series B-1 Convertible Preferred Stock, on an as-converted basis, had to vote in favor thereof. The written consent will be effective 20 calendar days after the initial mailing of this Information Statement.

Under Section 228 of the Delaware General Corporation Law, we are required to provide notice of the taking of any corporate action without a meeting by less than unanimous written consent to those stockholders who have not consented in writing. As of June 26, 2009, 16,161,224 shares of our common stock, 50 shares of our
Series A Convertible Preferred Stock and 1,006.879 shares of our Series B-1 Convertible Preferred Stock were outstanding. Each outstanding share of common stock is entitled to one vote on matters submitted for stockholder approval. Each holder of shares of our Series A Convertible Preferred Stock and our Series B-1 Convertible Preferred Stock is entitled to a number of votes for each share of Series A Convertible Preferred Stock and
Series B-1 Convertible Preferred Stock held by such holder equal to the number of shares of common stock into which such share of Series A Convertible Preferred Stock or Series B-1 Convertible Preferred Stock is then convertible. As of June 26, 2009, each share of Series A Convertible Preferred Stock was convertible into 10,000 shares of our common stock and each share of Series B-1 Convertible Preferred Stock was convertible into approximately 14,641.782 shares of our common stock.

We will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of our common stock.

The close of business on June 26, 2009 is the record date (“Record Date”) for the determination of holders of our common stock, Series A Convertible Preferred Stock and Series B-1 Convertible Preferred Stock who are entitled to receive this Information Statement. This Information Statement is first being mailed on or about
July 9, 2009 to the holders of record of the outstanding shares of our common stock, Series A Convertible Preferred Stock and Series B-1 Convertible Preferred Stock on the Record Date who did not consent in writing to the action.

We are not asking you for a proxy and you are requested not to send us a proxy.

ADOPTION OF OUR

2009 EQUITY INCENTIVE PLAN

On June 26, 2009, our Board of Directors adopted, and our stockholders subsequently approved by partial written consent, the IGI Laboratories, Inc. 2009 Equity Incentive Plan (the “2009 Plan”).

Background

We previously granted awards denominated in our common stock to employees, directors and consultants pursuant to our 1999 Stock Incentive Plan (the “1999 Plan”). However, pursuant to its terms, as of March 16, 2009 no new awards may be granted under the 1999 Plan. Furthermore, the 1999 Plan only provided for the grant of stock options and restricted stock. The 2009 Plan will allow us to continue to grant options and restricted stock, as under the 1999 Plan, but will also authorize our Board of Directors to grant a broad range of other equity-based awards, including stock appreciation rights, restricted stock units and performance awards. The 2009 Plan has been created, pursuant to and consistent with our current compensation philosophy, to assist us in attracting, retaining and rewarding designated employees, directors, consultants and other service providers of ours and our subsidiaries and affiliates, in a manner that will be cost efficient to us from both an economic and financial accounting perspective.

Summary of the 2009 Plan

The following is a brief description of the material features of the 2009 Plan. This summary does not purport to be a complete description of all of the provisions of the 2009 Plan. It is qualified in its entirety by reference to the full text of the 2009 Plan, which has been filed with the SEC with this Information Statement and is attached hereto as Appendix A.

Shares Available and Award Limitations. Subject to adjustment in certain circumstances as discussed below, the 2009 Plan authorizes up to 2,000,000 shares of our common stock for issuance pursuant to the terms of the 2009 Plan. The maximum number of shares that may be subject to awards made to any individual in any single calendar year under the 2009 Plan is 1,000,000 shares.

If and to the extent awards granted under the 2009 Plan terminate, expire, cancel, or are forfeited without being exercised and/or delivered, the shares subject to such awards will again be available for grant under the 2009 Plan. Additionally, to the extent any shares subject to an award are withheld in settlement of any exercise price and/or any tax withholding obligation associated with that award, those shares will again be available for grant under the 2009 Plan.

In the event of any recapitalization, reorganization, merger, spin-off, stock split or combination, stock dividend or other similar event or transaction, substitutions or adjustments will be made by the Board of Directors to: (i) the aggregate number, class and/or issuer of the securities reserved for issuance under the 2009 Plan; (ii) the number, class and/or issuer of securities subject to outstanding awards; and (iii) the exercise price of outstanding options or stock appreciation rights, in each case in a manner that reflects equitably the effects of such event or transaction.

Administration. The 2009 Plan is administered and interpreted by the Board of Directors or by one or more committees of the Board of Directors (each a “Committee”). The authority of the Board of Directors and any Committee appointed by the Board of Directors are co-extensive. Therefore, for the remainder of this discussion, references to the Committee will be deemed to include the Board of Directors.

The Committee designated by the Board of Directors has authority to grant awards under the 2009 Plan and determine the terms of such awards, including the persons to whom awards are to be granted, the type and number of awards to be granted and the number of shares of our common stock to be covered by each award. The Committee designated by the Board of Directors also specifies the time(s) and conditions upon which awards will be exercisable or settled. The Committee designated by the Board of Directors is also empowered to interpret the 2009 Plan and any award agreement and to correct any defect, supply any omission and to reconcile any inconsistency contained in the Plan or any award agreement.

Awards. Awards granted under the 2009 Plan may consist of incentive stock options or non-qualified stock options, stock appreciation rights, restricted stock, restricted stock units and performance awards. Each award is subject to the terms and conditions set forth in the 2009 Plan and to any other terms and conditions specified by the Committee designated by the Board of Directors and memorialized in a written award agreement.

Eligibility. Employees, directors, consultants and other service providers of ours and our affiliates are eligible to participate in the 2009 Plan, provided, however, that only employees of ours or our subsidiaries are eligible to receive incentive stock options. As of June 26, 2009 approximately 23 employees, including our executive officers, would be eligible to participate in the 2009 Plan.

Stock Options.

General. The Committee designated by the Board of Directors may grant options qualifying as incentive stock options (“ISOs”) within the meaning of Section 422 of the Code and/or non-qualified stock options (“NQSOs”).

Term, Purchase Price, Vesting and Method of Exercise of Options. The exercise price of any stock option granted under the 2009 Plan will be the fair market value of such stock on the date the option is granted, which as long as our common stock is traded on a national securities exchange, will be the closing price of our common stock on such exchange.

The Committee designated by the Board of Directors may determine the option exercise period for each option; provided, however, that the exercise period may not exceed ten (10) years from the date of grant. Vesting for each option will also be determined by the Committee.

Generally, payment of the option price will be made in cash, or with the Committee’s consent, in shares of our common stock having a fair market value on the date of exercise equal to the option price, or by such other means as the Committee may permit. The participant must pay the option price and the amount of withholding tax due, if any, at the time of exercise.

Stock Appreciation Rights. The Committee designated by the Board of Directors is authorized to grant stock appreciation rights (“SARs”) under the 2009 Plan. Upon exercise of a SAR, the participant is entitled to receive an amount equal to the difference between the fair market value of our common stock underlying the SAR on the date of exercise and the fair market value of our common stock underlying the SAR on the date of grant. Such amount may be paid in cash or shares of our common stock, as determined by the Committee.

Effects of Termination of Service with us. Generally, unless provided otherwise in the award agreement, the right to exercise any option or SAR terminates ninety (90) days following termination of the participant’s relationship with us for reasons other than death, disability or termination for “cause” as defined in the 2009 Plan. If the participant’s relationship with us terminates due to death or disability, unless provided otherwise in the award agreement, the right to exercise an option or SAR will terminate the earlier of one year following such termination or the original expiration date. If the participant’s relationship with us is terminated for “cause”, any option or SAR not already exercised will automatically be forfeited as of the date of such termination.

Restricted Stock Awards. The Committee designated by the Board of Directors may issue restricted shares of our common stock under the 2009 Plan. A restricted stock award is an award of shares that will vest based on the occurrence of a condition specified by the Committee (such as the completion of a period of service or attainment of a performance goal). If a participant’s employment terminates before the vesting condition is fulfilled, the shares will be forfeited. While the shares remain unvested, a participant may not sell, assign, transfer, pledge or otherwise dispose of the shares. Unless otherwise determined by the Committee, an award of restricted stock entitles the participant to all of the rights of a stockholder of ours, including the right to vote the shares and the right to receive any dividends thereon.

Restricted Stock Units. The Committee designated by the Board of Directors may issue restricted stock units (“RSUs”) under the 2009 Plan. A RSU is a contractual promise to issue shares (or pay the value of shares) at a specified future date, subject to fulfillment of vesting conditions specified by the Committee. A RSU award carries no voting or dividend rights or other rights associated with stock ownership. A RSU award may be settled in shares of our common stock, cash, or in any combination of common stock and/or cash, as determined by the Committee.

Performance Awards. The Committee designated by the Board of Directors may grant performance awards under the 2009 Plan, which may be denominated as a number of shares of our common stock or a specified number of other awards (or a combination of both). Generally, performance awards require satisfaction of pre-established performance goals, consisting of one or more business criteria and a targeted performance level with respect to such criteria, as a condition of awards being granted, settled or becoming vested under the 2009 Plan, or as a condition to accelerating the timing of such events.

The performance criteria associated with that award will be based on one or more of the following: (1) the attainment of certain target levels of, or a specified percentage increase in, revenues, income before taxes and extraordinary items, net income, operating income, earnings before income tax, earnings before interest, taxes, depreciation and amortization, earnings per share, after-tax or pre-tax profits, operational cash flow, return on capital employed or return on invested capital, after-tax or pre-tax return on stockholders’ equity, the price of our common stock or a combination of the foregoing; (2) the achievement of a certain level of, reduction of, or other specified objectives with regard to limiting the level of increase in, our bank debt or other public or private debt or financial obligations; (3) the attainment of a certain level of, reduction of, or other specified objectives with regard to limiting the level in or increase in all or a portion of controllable expenses or costs or other expenses or costs; and/or (4) such other business criteria specified by the Committee, provided that such criteria does not cause a performance award intended to constitute “qualified performance-based compensation” under Section 162(m) of the Code to fail to so qualify. Performance goals may be established on a Company-wide basis, or with respect to one or more business units, divisions, affiliates or products. In addition, performance goals may be established in either absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies.

The Committee may provide, at the time a performance goal is established, that adjustments will be made to the applicable performance goal to take into account, in the manner specified by the Committee, the impact of one or more of the following: (1) gain or loss from all or certain claims and/or litigation and insurance recoveries, (2) the impairment of tangible or intangible assets, (3) stock-based compensation expense, (4) extraordinary, unusual or infrequently occurring events reported in our public filings, (5) restructuring activities reported in our public filings, (6) investments, dispositions or acquisitions, (7) gain or loss from the disposal of certain assets, (8) gain or loss from the early extinguishment, redemption, or repurchase of debt, (9) changes in accounting principles that become effective during the performance period, or (10) such other items specified by the Committee, provided that such adjustment does not cause a performance award intended to constitute qualified performance-based compensation under Section 162(m) of the Code to cease to so qualify. Each of the adjustments described in this paragraph may relate to the whole Company or to any subsidiary, division or other operational unit of the Company, as determined by the Committee at the time the performance goals are established. The adjustments are to be determined in accordance with generally accepted accounting principles and standards, unless another objective method of measurement is designated by the Committee. Finally, adjustments will be made as necessary to any business criteria related to our stock to reflect changes in corporate capitalization, such as stock splits and reorganizations.

The adoption, disclosure and approval of the foregoing performance criteria are intended to enable the issuance of awards that will constitute “qualified performance-based compensation” exempt from the deduction limitations of Section 162(m) of the Code.

Amendment and Termination of the 2009 Plan. The Board of Directors may amend, alter or discontinue the 2009 Plan at any time; provided however, that any amendment that increases the aggregate number of shares of our common stock that may be issued under the 2009 Plan or modifies the requirements as to eligibility for participation, will be subject to approval by our stockholders.

The 2009 Plan will not expire on any particular date. The Committee may continue to grant awards so long as shares remain available, provided that no new ISOs will be granted after the 10th anniversary of the date the 2009 Plan is approved by our stockholders.

Change in Control. In the event of our change in control, the Committee has discretion to, among other things, accelerate the vesting of outstanding awards, cash out outstanding awards or exchange outstanding awards for similar awards of a successor company. Our “change in control” will be deemed to have taken place upon:

•	the acquisition by any person (with certain limited exceptions) of direct or indirect ownership of securities representing 60% or more of the combined voting power of our then outstanding securities;
•

our merger or consolidation resulting in our stockholders immediately prior to such event not owning 40% of the combined voting power of the voting securities of the resulting entity immediately following such event;

•	the sale of substantially all our assets; or
•	our liquidation or dissolution.

Federal Income Tax Consequences of Awards Granted under the 2009 Plan

Set forth below is a general description of the federal income tax consequences relating to awards granted under the 2009 Plan. Participants are urged to consult with their personal tax advisors concerning the application of the principles discussed below to their own situations and the application of state and local tax laws.

NQSOs. There are no federal income tax consequences to participants or to us upon the grant of a NQSO. Upon the exercise of a NQSO, participants will recognize ordinary income in an amount equal to the excess of the fair market value of the shares at the time of exercise over the exercise price of the NQSO and we generally will be entitled to a corresponding federal income tax deduction at that time. Shares issued upon the exercise of a NQSO will have a tax basis equal to their fair market value on the date of exercise, and the holding period of the shares will commence on that date for purposes of determining whether a subsequent disposition of the shares will result in long-term or short-term capital gain or loss.

ISOs. Participants will not be subject to federal income taxation upon the grant or exercise of an ISO and we will not be entitled to a federal income tax deduction by reason of such grant or exercise. However, the amount by which the fair market value of the shares at the time of exercise exceeds the option exercise price is an item of tax preference subject to the alternative minimum tax. A sale of shares acquired by exercise of an ISO that does not occur within one year after the exercise or within two years after the grant of the ISO generally will result in the recognition of long-term capital gain or loss equal to the difference between the amount realized on the sale and the option exercise price and we will not be entitled to any tax deduction in connection therewith.

If such sale occurs within one year from the date of exercise of the ISO or within two years from the date of grant (a “disqualifying disposition”), the participant generally will recognize ordinary income equal to the lesser of the excess of the fair market value of the shares on the date of exercise over the exercise price, or the excess of the amount realized on the sale of the shares over the exercise price. We generally will be entitled to a tax deduction on a disqualifying disposition corresponding to the ordinary compensation income recognized by the participant.

SARs. The participant will not recognize any income upon the grant of a SAR. Upon the exercise of a SAR, the participant will recognize ordinary compensation income equal to the value of the shares of our common stock and/or cash received upon such exercise, and we will be entitled to a congruent deduction. Shares received in connection with the exercise of a SAR will have a tax basis equal to their fair market value on the date of transfer, and the holding period of the shares will commence on that date for purposes of determining whether a subsequent disposition of the shares will result in long-term or short-term capital gain or loss.

Restricted Stock. A participant normally will not recognize taxable income upon the award of restricted stock, and we will not be entitled to a deduction, until such stock is transferable by the participant or is no longer subject to a substantial risk of forfeiture for federal tax purposes, whichever occurs earlier. When the shares of our common stock subject to the award are either transferable or are no longer subject to a substantial risk of forfeiture, the participant will recognize ordinary compensation income in an amount equal to the difference between the fair market value of the shares of our common stock at that time and the amount paid by the participant for the shares, if any. We will be entitled to a deduction equal to the income recognized by the participant.

A participant may, however, elect to recognize ordinary income in the year the restricted stock is awarded in an amount equal to the difference between the fair market value of the shares of common stock at that time, determined without regard to any restrictions, and the amount paid by the participant for the shares, if any. In this event, we will be entitled to a deduction equal to the amount recognized as compensation by the participant in the same year. In addition, in this event, the participant will not be required to recognize any taxable income upon vesting of the shares. If, after making the election, any shares subject to the award are forfeited, the participant will not be entitled to any tax deduction or refund with respect to taxes previously paid.

In either case, the tax basis of shares subject to a restricted stock award will be equal to their fair market value on the date the participant recognizes ordinary income with respect to the award, and the holding period of the shares will commence on that date for purposes of determining whether a subsequent disposition of the shares will result in long-term or short-term capital gain or loss.

RSUs. A participant will not recognize taxable income upon the grant of a RSU. At the time shares and/or cash are paid to a participant in settlement of the RSU, the participant will recognize ordinary income equal to the value of the shares and/or cash and we will be entitled to a congruent deduction. Shares issued in settlement of a RSU award will have a tax basis equal to their fair market value on the date of issuance, and the holding period of those shares will commence on that date for purposes of determining whether a subsequent disposition of the shares will result in long-term or short-term capital gain or loss.

Performance Awards. If a performance award is settled by the issuance of unrestricted shares of our common stock, the participant receiving the shares will recognize ordinary income equal to the value of the shares at the time of issuance and we will be entitled to a congruent deduction. Those shares will then have a tax basis equal to their fair market value on the date of issuance, and the holding period of those shares will commence on that date for purposes of determining whether a subsequent disposition of the shares will result in long-term or short-term capital gain or loss.

If a performance award is settled by the issuance of another type of award under the 2009 Plan, the tax consequences of that other award will be the same as described above with respect to the relevant type of award.

Section 162(m). Section 162(m) of the Code limits the federal income tax deductions a publicly held company can claim for compensation in excess of $1,000,000 paid to certain executive officers (generally, the officers who are “named executive officers” in the summary compensation table in the issuer’s proxy statement, excluding the issuer’s principal financial officer). “Qualified performance-based compensation” is not counted against the $1,000,000 deductibility limit. Under the 2009 Plan, options or SARs granted with an exercise price at least equal to 100% of the fair market value of the underlying shares at the date of grant may satisfy the requirements for treatment as “qualified performance-based compensation.” In addition, awards that are conditioned upon achievement of certain performance goals may satisfy the requirements for treatment as “qualified performance-based compensation.” A number of other requirements must be met, however, in order for those awards to so qualify. Accordingly, there can be no assurance that awards under the 2009 Plan will be fully deductible under all circumstances.

New Plan Benefits

Awards are granted under the 2009 Plan in the discretion of the Committee designated by the Board. Accordingly, it is not possible to determine the number, name or positions of persons who will benefit from the Amendment, if it is approved by stockholders, or the terms of any such benefits.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of June 26, 2009, with respect to the beneficial ownership of our common stock, Series A Convertible Preferred Stock and Series B-1 Convertible Preferred Stock held by: (i) each stockholder known by us to be the beneficial owner of more than 5% of our common stock, Series A Convertible Preferred Stock or Series B-1 Convertible Preferred Stock; (ii) each director; (iii) each of our Named Executive Officers (which for purposes of this Information Statement means those executive officers listed in the Summary Compensation table in this Information Statement) and (iv) all current executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. Shares of our capital stock subject to options or warrants currently exercisable or exercisable within 60 days of June 26, 2009 are deemed to be outstanding for calculating the percentage of outstanding shares of the person holding those options or warrants, but are not deemed outstanding for calculating the percentage of any other person. Percentage of beneficial ownership of our common stock, Series A Convertible Preferred Stock and Series B-1 Convertible Preferred Stock is based upon 16,161,224 shares of our common stock, 50 shares of our Series A Convertible Preferred Stock and 1,006.879 shares of our Series B-1 Convertible Preferred Stock outstanding as of June 26, 2009, respectively. To our knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person’s name. Except as otherwise indicated, the address of each of the persons in this table is c/o IGI Laboratories, Inc., 105 Lincoln Avenue, Buena, New Jersey 08310.

	Common Stock			Series A Convertible Preferred Stock (1)		Series B-1 Convertible Preferred Stock (2)
Names of Beneficial Owners (address, if ownership is more than 5%)	Number		Percentage of Common Stock	Number	Percentage of Series A Convertible Preferred Stock	Number	Percentage of Series B-1 Convertible Preferred Stock	Percentage of Combined Voting Power of IGI (17)

5% Stockholders

Signet Healthcare Partners (3)	14,742,5020	(4)	47.7%	—	—	1,006.879 (5)	100%	46.9%

Stephen J. Morris (6) Director 666 Navesink Avenue Rumson, NJ 07760	3,018,546		18.5%	—	—	—	—	9.0%

Frank Gerardi (7) c/o Univest Management Inc. EPSP 149 West Village Way Jupiter, FL 33458	2,654,104		16.2%	—	—	—	—	7.7%

Edward B. Hager, M.D. (8)(9) Pinnacle Mountain Farms Lyndeboro, NH 03082	2,708,713		16.6%	—	—	—	—	8.3%

Jane E. Hager (8)(10) Pinnacle Mountain Farms Lyndeboro, NH 03082	3,398,543		20.9%	—	—	—	—	10.5%

	Common Stock			Series A Convertible Preferred Stock (1)		Series B-1 Convertible Preferred Stock (2)
Names of Beneficial Owners (address, if ownership is more than 5%)	Number		Percentage of Common Stock	Number	Percentage of Series A Convertible Preferred Stock	Number	Percentage of Series B-1 Convertible Preferred Stock	Percentage of Combined Voting Power of IGI (17)

Hager Family Trust (8) Pinnacle Mountain Farms Lyndeboro, NH 03082	1,369,893		8.5%	—	—	—	—	4.4%

Pharmachem Laboratories, Inc. (11) 265 Harrison Avenue Harrison, NJ 07032	1,500,000		9.3%	—	—	—	—	4.8%

Federico Buonanno (12) 42 E. Bergen Place Red Bank, NJ 07701	675,000		4.0%	50	100%	—	—	1.6%

Other Directors and Named Executive Officers

Terrence O’Donnell (13)	402,476		2.5%	—	—	—	—	*
Rajiv Mathur (14)	790,791		4.7%	—	—	—	—	*
Nadya Lawrence (15)	266,178		1.6%	—	—	—	—	*
Joyce Erony (3)	14,743,227	(4)	47.7%	—	—	1,006.879 (5)	100%	46.9%
Carlene Lloyd (16)	1,993		*	—	—	—	—	*
James C. Gale (3)	14,742,502	(4)	47.7%	—	—	1,006.879 (5)	100%	46.9%

All Executive Officers and Directors as a Group

All executive officers and directors as a group (7 persons) (3)(4)(6)(8) (10)(13)(15)(18)	21,837,412		69.0%	—	—	—	—	67.1%

_______________

* Less than 1%
(1)

For matters on which the holders of Series A Convertible Preferred Stock vote together as a single class with the holders of common stock and Series B-1 Convertible Preferred Stock, each holder of shares of our Series A Convertible Preferred Stock is entitled to a number of votes for each share of Series A Convertible Preferred Stock held by such holder equal to the number of shares of common stock into which such share of Series A Convertible Preferred Stock is then convertible. Currently, each share of Series A Convertible Preferred Stock is convertible into 10,000 shares of our common stock. Such conversion ratio may be adjusted from time to time pursuant to customary adjustment features as set forth in the Certificate of Designation for the Series A Convertible Preferred Stock. The holders of our Series A Convertible Preferred Stock would vote as a separate class with respect to any change to the rights, designations, and preferences of the Series A Convertible Preferred Stock. On all other matters, holders of our common stock, Series A Convertible Preferred Stock and Series B-1 Convertible Preferred Stock will vote together as a single class. As of June 26, 2009, holders of our Series A Convertible Preferred Stock are entitled to an aggregate of 500,000 votes.

(2)

For matters on which the holders of Series B-1 Convertible Preferred Stock vote together as a single class with the holders of common stock and Series A Convertible Preferred Stock, each holder of shares of our Series B-1 Convertible Preferred Stock is entitled to a number of votes for each share of Series B-1 Convertible Preferred Stock held by such holder equal to the number of shares of common stock into which such share of Series B-1 Convertible Preferred Stock is then convertible. As of June 26, 2009, each share of Series B-1 Convertible Preferred Stock was convertible into 14,634 shares of our common stock plus such number of shares of common stock as shall equal (x) the accrued and unpaid dividends on the Series B-1 Convertible Preferred Stock as of the date of conversion divided by (y) $0.41. Such conversion ratio may be adjusted from time to time pursuant to customary adjustment features as set forth in the Certificate of Designation for the Series B-1 Convertible Preferred Stock. As long as any shares of Series B-1 Convertible Preferred Stock are outstanding, without the affirmative vote or consent of the holders of at least a majority of the shares of Series B-1 Convertible Preferred Stock, voting separately as a class, we shall not (i) authorize, create, or issue any class or series of capital stock ranking, either as to payment of dividends, distributions of assets upon liquidation or otherwise, or redemptions, prior to or on parity with the Series B-1 Convertible Preferred Stock or the Series B-2 Preferred Stock and (ii) authorize any redemptions or repurchases of common stock, or repurchase or redeem any common stock, except in limited circumstances, for repurchases or redemptions of common stock from employees upon their termination of employment with us. As of June 26, 2009, holders of our Series B-1 Convertible Preferred Stock were entitled to an aggregate of approximately 14,742,502 votes.

(3)

Information is based on a Schedule 13D filed on May 19, 2009. Includes securities held directly by Life Sciences Opportunities Fund (Institutional) II, L.P. (“LOF Institutional”) and Life Sciences Opportunities Fund II, L.P. (“LOF” and collectively with LOF Institutional, the “Funds”) and indirectly by Signet Healthcare Partners, LLC (“General Partner”), the general partner of each of the Funds, James C. Gale, a director of ours, and the chief investment officer, a manager and member of the General Partner, SMH Capital Inc. (“SMH Capital”), the controlling member of the General Partner, Sanders Morris Harris Group, Inc. (“SMHG”), the parent company of SMH Capital, Joyce Erony, a director of ours and a managing director of the General Partner, Ben T. Morris, a manager of the General Partner and Chief Executive Officer and a director of SMH Capital and SMHG. The General Partner, Mr. Gale, SMH Capital, SMHG, Ms. Erony and Mr. Morris disclaim beneficial ownership of the reported securities except to the extent of their pecuniary interest therein, if any. The address of each filer is Carnegie Hall Tower, 152 West 57th Street, 19th Floor, New York, NY 10019, except SMH Capital, SMHG and Mr. Morris, which is 600 Travis, Suite 5800, Houston, Texas 77002.

(4)	Includes 12,504,590 and 2,237,912 shares of common stock issuable to LOF Institutional and LOF, respectively, upon conversion of shares of Series B-1 Convertible Preferred Stock.
(5)	Includes 152.844 shares of Series B-1 Convertible Preferred Stock held by LOF and 854.035 shares of Series B-1 Convertible Preferred Stock held by LOF Institutional.
(6)

Includes 182,016 shares of common stock which may be acquired pursuant to stock options exercisable within 60 days after June 26, 2009. Includes 2,546,855 shares which Mr. Morris owns jointly with his wife and 200 shares owned directly by his wife. Excludes 160,765 shares, which are owned by
Mr. Morris’ children as Mr. Morris disclaims beneficial ownership of such shares due to his children’s attainment of the age of majority. Mr. Morris resigned as a member of our Board of Directors effective July 1, 2009.

(7)

Information is based on Amendment No. 5 to Schedule 13D filed on March 20, 2009 and a Form 4 filed on June 23, 2009. Includes 2,210,906 shares of common stock and warrants to acquire an additional 52,500 shares of common stock held by Univest Management Inc. Employee Profit Sharing Plan.
Mr. Gerardi serves as the trustee of such plan and all shares owned by such plan are for the benefit of
Mr. Gerardi. Mr. Gerardi possesses sole power to vote and direct the disposition of all of the securities held by the Univest Management Inc. Employee Profit Sharing Plan. Such amount also includes 198,266 shares of common stock which may be acquired pursuant to stock options exercisable within 60 days after June 26, 2009.

(8)

Includes 1,369,893 shares of common stock held by the Hager Family Trust. Jane E. Hager and Edward B. Hager are co-trustees of the Hager Family Trust and share voting and dispositive power over the shares held by the trust. Includes 1,219,512 shares of common stock held by Pinnacle Mountain Partners, LLC. Jane E. Hager and Edward B. Hager are the controlling shareholders of Pinnacle and share voting and investment power over the shares of common stock held by Pinnacle.

(9)

Includes (i) 9,308 shares of common stock held directly by Mr. Hager’s wife and (ii) 110,000 shares of common stock which may be acquired pursuant to stock options exercisable by Mr. Hager’s wife within 60 days of June 26, 2009.

(10)

Includes (i) 110,000 shares of common stock which may be acquired pursuant to stock options exercisable within 60 days after June 26, 2009 and (ii) 689,830 shares of common stock held by the Jane E. Hager Trust of 1990 of which Mrs. Hager acts as sole trustee and has sole voting and dispositive power over the shares held by the trust.

(11)	Information based on a Form 3 filed by Pharmachem Laboratories, Inc. with the Securities and Exchange Commission on May 24, 2007.
(12)

Includes 500,000 shares of common stock which may be acquired pursuant to the conversion of shares of Series A Convertible Preferred Stock convertible within 60 days after June 26, 2009 and warrants to acquire 175,000 shares of common stock exercisable within 60 days after June 26, 2009.

(13)	Includes 210,000 shares of common stock which may be acquired pursuant to stock options exercisable within 60 days after June 26, 2009.
(14)

Includes 780,000 shares of common stock which may be acquired pursuant to stock options exercisable within 60 days after June 26, 2009. On May 28, 2009, Mr. Mathur announced his resignation as our President and Chief Executive Officer and also resigned from our board of directors.

(15)	Includes 255,250 shares of common stock which may be acquired pursuant to stock options exercisable within 60 days after June 26, 2009.
(16)	Includes 1,993 shares of common stock held by Ms. Lloyd as disclosed in a Form 4 filing dated June 29, 2007. Ms. Lloyd ceased serving as our Vice President of Finance on October 3, 2008.
(17)

The percentage of the combined voting power of the Company set forth in this column represents the voting power of the stockholder as of the Record Date and is based on 16,161,224 shares of common stock outstanding as of the Record Date and entitled to 16,161,224 votes, 50 shares of Series A Convertible Preferred Stock outstanding as of the Record Date and entitled to 500,000 votes and 1006.879 shares of Series B-1 Convertible Preferred Stock outstanding as of the Record Date and entitled to 14,742,502 votes.

(18)	Includes 9,167 shares of common stock beneficially owned by Philip S. Forte which may be acquired pursuant to stock options exercisable within 60 days after June 26, 2009.

_________________

Securities Authorized For Issuance Under Equity Compensation Plans

The following table includes information as of December 31, 2008 relating to our 1989 Stock Option Plan, 1999 Stock Incentive Plan, the 1999 Director Stock Option Plan and the 1998 Director Stock Plan, which comprises all of our equity compensation plans. The table provides the number of securities to be issued upon the exercise of outstanding options under such plans, the weighted-average exercise price of such outstanding options and the number of securities remaining available for future issuance under such equity compensation plans:

Plan category	Number of securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))
	(a) (1)	(b) (1)	(c) (2)
Equity compensation plans approved by security holders	2,705,532	$ 1.43	1,352,298
Equity compensation plans not approved by security holders	-	-	-
Total	2,705,532	$ 1.43	1,352,298

_________________

(1)	Includes information with respect to the 1989 Stock Option Plan, 1999 Stock Incentive Plan, and the 1999 Director Stock Option Plan.
(2)

Includes information with respect to the 1989 Stock Option Plan, 1999 Stock Incentive Plan, the 1999 Director Stock Option Plan, and the 1998 Directors Stock Plan. As of December 31, 2008, we had 470,280 shares available for issuance pursuant to the 1998 Directors Stock Plan.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the cash and non-cash compensation for the previous two fiscal years, which was earned by our former President and Chief Executive Officer, our other most highly compensated executive officer who received compensation in excess of $100,000 during 2008 and who was serving as an executive officer at the end of 2008 and our former Vice President of Finance. We refer to these people in this Information Statement as our Named Executive Officers.

Name and Principal Position (1)	Year	Salary ($)	Bonus ($)	Option Awards ($) (2)	All Other Compensation ($) (3)	Total ($)

Rajiv Mathur Former President and Chief Executive Officer	2008 2007	302,564 292,000	- 50,000 (4)	459,382 203,750	37,118 24,649	799,064 570,399

Nadya Lawrence Executive Vice President of Operations	2008 2007	140,000 140,000	— 6,796	— —	25,967 26,452	165,967 173,248

Carlene Lloyd (5) Former Vice President of Finance	2008 2007	67,023 85,000	— 4,250	— —	36,027 16,711	103,050 105,961

_________________

(1)

Lists the principal positions held as of December 31, 2008. In January 2007, Rajiv Mathur assumed the position as our President and Chief Executive Officer. On May 28, 2009, Mr. Mathur announced his resignation as our President and Chief Executive Officer and also resigned from our Board of Directors.

(2)

The amount reflected in this column reflects the dollar amount recognized in accordance with Statement of Financial Accounting Standard No. 123R, “Share Based Payments” for financial statement purposes for 2007 and 2008, respectively. We valued these options using a Black-Scholes model. In the model, we used an expected life of five and one-half (5.5) years to value the ten year options that we issued. We used an interest rate equal to the yield on the treasury bonds that have approximately five and one-half years remaining until maturity and uses the volatility of our stock price over a period that is approximately five and one-half years prior to the grant date.

(3)

The amounts shown in this column represent premiums for group life insurance, medical, and dental insurance paid by us, and contributions made by us to the executive’s account under our 401(k) Plan. The amounts shown also include $9,022 in automobile reimbursements made to Nadya Lawrence in 2008 and $9,000 in 2007 and $11,656 to Rajiv Mathur in 2008 and $9,000 in 2007. In 2008, we paid $14,630, $9,932 and $14,599 for medical and dental insurance for Rajiv Mathur, Nadya Lawrence and Carlene Lloyd, respectively. We also made contributions to the 401(k) Plan accounts of Rajiv Mathur, Nadya Lawrence and Carlene Lloyd in the amounts of $8,848, $5,620 and $2,600, respectively. In 2008, we paid $17,982 to Carlene Lloyd related to her Separation Agreement with us. See “— Separation Agreement” below for a discussion of the severance terms. In 2007, we paid $9,958, $13,971, and $14,404 for medical and dental insurance for Rajiv Mathur, Nadya Lawrence, and Carlene Lloyd, respectively. We also made contributions to the 401(k) Plan accounts of Rajiv Mathur, Nadya Lawrence and Carlene Lloyd in the amounts of $2,943, $1,953, and $1,264, respectively.

(4)

Mr. Mathur received a $50,000 bonus in November 2007 for remaining employed by us on the date of payment as set forth in his employment agreement.

(5)

Ms. Lloyd ceased serving as our Vice President of Finance on October 3, 2008.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information concerning outstanding option awards as of
December 31, 2008.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date

Rajiv Mathur Former President and Chief Executive Officer	15,000 15,000 250,000 250,000	- - 250,000 (1) 250,000 (2)	$1.06 $1.30 $1.03 $1.70	09/12/15 07/10/16 01/01/17 02/06/18

Nadya Lawrence Executive Vice President of Operations	250 5,000 5,000 5,000 30,000 40,000 100,000 30,000 40,000	- - - - - - - - -	$1.94 $.50 $2.75 $.52 $.80 $.65 $1.07 $1.27 $.76	03/16/09 12/06/10 03/20/10 12/27/11 05/16/11 05/23/12 05/20/13 12/20/14 12/09/15
-
Carlene Lloyd (3) Former Vice President of Finance	2,000 2,000 1,000 30,000 40,000	- - - - -	$1.56 $.50 $.80 $1.27 $.76	12/09/09 12/06/10 05/16/11 12/20/14 12/09/15

_________________

(1)

These shares vested on January 4, 2009.

(2)

These shares vest on December 31, 2009.

(3)

These options expired on April 1, 2009 pursuant to the terms of her Separation Agreement with us.

Employment Agreements

Hemanshu Pandya. Effective June 29, 2009, Mr. Pandya commenced service as our President and Chief Executive Officer. Under the terms of his employment agreement, Mr. Pandya will receive an annual salary of $260,000. Mr. Pandya also received a grant of (i) 975,000 shares of restricted stock and (ii) an option to purchase 530,145 shares of our common stock. The foregoing equity grants will become fully vested over a period of three years as follows: (i) one-twelfth of the shares subject to the equity grants will vest on June 29, 2009; (ii) one-twelfth of the shares subject to the equity grants will vest on each of the following dates: (A) September 30, 2009,
(B) December 31, 2009 and (C) March 31, 2010; (iii) one-third of the shares subject to the equity grants will vest on June 29, 2011; and (iv) one-third of the shares subject to the equity grants will vest on June 29, 2012. In addition, any shares that remain unvested immediately prior to a change in control will become vested, provided that the executive remains in continuous service with us through the consummation of the change in control. In addition,
Mr. Pandya will be entitled to participate in certain of our benefit programs on the same terms and conditions generally provided by us to our executive employees. Mr. Pandya will also be eligible to receive an annual performance bonus for each calendar year during the term of his employment, which may be payable in either cash, stock options and/or restricted stock. For the remainder of 2009, Mr. Pandya’s target bonus will be $65,000. For subsequent years, Mr. Pandya’s target bonus will be equal to 60% of his base salary for the applicable fiscal year. All performance targets pursuant to such plan shall be determined by our Compensation Committee, except with respect to the remainder of 2009, pursuant to which the performance targets shall be mutually agreed upon by
Mr. Pandya and the Chairwoman of our Board of Directors. Mr. Pandya is also subject to certain restrictive covenants as set forth in his employment agreement, including confidentiality, non-solicitation and non-competition. Mr. Pandya’s employment agreement further provides for payments upon certain types of employment termination events.

Philip Forte. Philip Forte commenced service as our controller effective May 26, 2009. Under the terms of his employment agreement, Mr. Forte will receive an annual salary of $155,000. Mr. Forte also received a grant of (i) 80,000 shares of restricted stock and (ii) an option to purchase 110,000 shares of our common stock. The foregoing equity grants will become fully vested over a period of three years as follows: (i) one-twelfth of the shares subject to the equity grants will vest on June 1, 2009; (ii) one-twelfth of the shares subject to the equity grants will vest on each of the following dates: (A) September 30, 2009, (B) December 31, 2009 and (C) March 31, 2010;
(iii) one-third of the shares subject to the equity grants will vest on June 1, 2011; and (iv) one-third of the shares subject to the equity grants will vest on June 1, 2012. In addition, any shares that remain unvested immediately prior to a change in control will become vested, provided that the executive remains in continuous service with us through the consummation of the change in control. In addition, Mr. Forte will be entitled to participate in certain of our benefit programs on the same terms and conditions generally provided by us to our executive employees. Mr. Forte will also be eligible to receive an annual performance bonus for each calendar year during the term of his employment, which may be payable in either cash, stock options and/or restricted stock. For the remainder of 2009, Mr. Forte’s target bonus will be $22,605. For subsequent years, Mr. Forte’s target bonus will be equal to 25% of his base salary for the applicable fiscal year. All performance targets pursuant to such plan shall be determined by our Compensation Committee, except with respect to the remainder of 2009, pursuant to which the performance targets shall be mutually agreed upon by Mr. Forte and the Chairwoman of our Board of Directors. Mr. Forte is also subject to certain restrictive covenants as set forth in his employment agreement, including confidentiality, non-solicitation and non-competition. Mr. Forte’s employment agreement further provides for payments upon certain types of employment termination events.

Separation Agreement

Rajiv Mathur. On May 28, 2009, Mr. Mathur announced his resignation as our President and Chief Executive Officer and also resigned from our board of directors. In connection with his resignation, we entered into a Separation of Employment Agreement and General Release dated May 28, 2009 with Mr. Mathur. The Separation Agreement provides that we shall pay Mr. Mathur severance in the amount of $312,798, such amount to be paid ratably over a twelve month period with equal portions on each regular payroll payment date during such period. We also agreed to provide Mr. Mathur with continued participation in our medical insurance coverage plans during such one year period. Mr. Mathur agreed to provide us with a general release, and Mr. Mathur agreed to certain restrictive covenants, including confidentiality, non-competition and non-disparagement.

Carlene Lloyd. Carlene Lloyd ceased serving as our Vice President of Finance effective October 3, 2008. We entered into a Separation Agreement with Ms. Lloyd dated September 16, 2008. Pursuant to the terms of the Separation Agreement we paid Ms. Lloyd severance in the amount of $26,153, in the form of salary continuation for a 16 week period. In addition, we paid Ms. Lloyd additional severance in the amount of $13,077 for performance of duties by Ms. Lloyd during the 8 week period following her separation date. We also agreed to provide Ms. Lloyd with continued participation in our medical insurance coverage plans and agreed to allow her to exercise her outstanding stock options for a period of 180 days following her termination date.

Cash Incentive Plan Arrangements

In February 2008, the Compensation Committee approved our 2008 Management Incentive Plan for our Chief Executive Officer and President, Executive Vice President and Vice President. Currently, given the resignations of Mr. Mathur and Ms. Lloyd, only our executive Vice President is eligible to receive a bonus under the 2008 Management Incentive Plan. See “— Employment Agreements” above for a description of the cash incentive arrangements to which Mr. Pandya and Mr. Forte are subject.

The incentive bonus will be based in part on our performance as compared to budgeted results for net income or earnings per share and in part on annual performance reviews for such individuals. Our budgeted results involve confidential, strategic, commercial and financial information which, if disclosed, may result in competitive harm to us.

Participants will be eligible for an incentive bonus payout based upon our achievement of the following targets for either net income or earnings per share (the greater level of achievement to be utilized for determining the payout) as compared to budget results:

Target	% Awarded of Total Eligible (the “Target Payout”)

Less than 25% of budgeted results	0%
25% - 75% of budgeted results	20% or board’s discretion
75% - 85% of budgeted results	50%
85% - 95% of budgeted results	80%
95% - 110% of budgeted results	100%
More than 110% of budgeted results	120%

If the plan participant is eligible for an incentive bonus payment pursuant to our achievement of certain net income or earnings per share thresholds, then the actual amount of payment under the plan will be based on an annual performance evaluation of the individual plan participant. The Target Payout (as set forth in the table above), if any, will be multiplied by a performance factor determined by the participants’ individual performance review ratings as follows:

Performance Rating	Award Factor

Usually Exceeds	1.00
Fully Meets	.80
Usually Meets	.50
Below	.00

The maximum performance bonus for our Chief Executive Officer and President and each of our Executive Vice President and Vice President are 120% of salary earned in the applicable fiscal year and 36% of salary earned in the applicable fiscal year, respectively. Payments under the plan will be made in cash within 60 days after the first annual stockholder meeting following the applicable fiscal year with respect to which the incentive bonus is being paid and will be pro-rated for any partial year of service. Participants must be actively employed by us on the date incentive bonuses are to be paid in order to receive an award.

We do not intend to make any payments under this plan for 2008.

Director Compensation

Director Options. In September 1999, our Board of Directors adopted the 1999 Director Stock Option Plan, which we refer to as the 1999 Plan. Under the 1999 Plan, on January 2 of each year, (i) each non-employee director is granted a stock option to purchase 15,000 shares of our common stock; and (ii) each of the Chairmen of the Audit Committee and the Organization and Compensation Committee is granted additional stock options to purchase 15,000 and 10,000 shares of our common stock, respectively. Additionally, under the 1999 Plan, each newly elected director will receive a stock option grant to purchase 15,000 shares of our common stock at the time of his or her election. In addition, on October 3, 2008, the Board of Directors granted Mrs. Hager an additional option to purchase 50,000 shares of common stock in consideration of exceptional service on our Board of Directors. All of such options will be granted at an exercise price equal to the closing price of our common stock on the NYSE Amex on the date of grant. All options granted under the 1999 Plan become 100% vested 12 months after the date of grant.

During 2008, we granted the number of options that were granted under the 1999 Director Stock Option Plan as listed in the footnotes to the table set forth below.

Director Fees. Our Board of Directors adopted the 1998 Directors Stock Plan in October 1998 to provide each outside director with the right to receive shares of our common stock as director compensation in lieu of cash payments of director fees, thereby encouraging ownership in our securities by the directors. Each non-employee director receives $2,000 in value of shares of our common stock for each meeting of the Board of Directors he or she attends in person, $1,000 in value of shares of our common stock for each telephonic meeting of the Board of Directors attended, $500 in value of shares of our common stock for each committee meeting attended which is held on the same day as a meeting of the Board of Directors, $1,000 in value of shares of our common stock for each committee meeting attended which is not held on the same day as a meeting of the Board of Directors, and up to $5,000 in value of shares of our common stock annually for the Chairmen of certain committees of the Board of Directors as determined at the discretion of our Board of Directors. The fees are payable quarterly and the number of shares of common stock issued to each director is determined by dividing the fees payable for the quarter by the closing price of our common stock on the last business day of the applicable quarter.

At the meeting of the Board of Directors held on July 19, 2002, the directors unanimously expressed their willingness to accept a significant reduction in the amount of the share grants to be received under the 1998 Plan as compensation for service on the Board of Directors in an effort to provide us with their personal support, commitment and assistance at a pivotal time in our growth and development. In furtherance thereof during the
July 19, 2002 meeting, the members of the Board of Directors collectively agreed to a 50% reduction in the amount of the share grant fee compensation payable to each director under the 1998 Plan for the third and fourth quarters of 2002. At the meeting of the Board of Directors on July 23, 2003, a resolution was unanimously adopted providing that unless, until, and only in the event that we return to profitability shall the directors’ compensation be prospectively restored to the full amounts provided by the 1998 Plan as in effect prior to the directors’ voluntary 50% reduction program in effect since July 19, 2002.

At the meeting of the Board of Directors held on June 26, 2009, the directors unanimously adopted a non-employee director compensation program which provides for equity grants to our non-employee directors under, pursuant to and in the amounts that were provided for in the original 1999 Plan and 1998 Plan. In addition, the directors approved the payment of an annual cash retainer of $25,000 to each non-employee director and a one-time grant of an option to purchase an additional 15,000 shares of our common stock to a non-employee director when he or she joins the Board of Directors (in addition to the similar 15,000 share grant pursuant to the 1999 Plan) pursuant to such program. This one-time award will be granted to non-employee directors who join the Board of Directors after June 26, 2009. Ms. Erony and Hager and Mr. Gale have indicated that they will voluntarily defer any cash compensation otherwise due to them on account of director fees unless, until and only in the event that we return to profitability.

2008 DIRECTOR COMPENSATION

Name of Director	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1) (2)	Option Awards ($) (1) (3) (4)	Total ($)

Terrence O’Donnell	—	6,750	12,718	19,468

Stephen J. Morris (5)	—	6,750	21,217	27,967

Rajiv Mathur	—	—	—	—

Jane E. Hager	—	6,250	67,779	74,029

(1)

The amount reflected in this column reflects the dollar amount recognized in accordance with Statement of Financial Accounting Standard No. 123R, “Share Based Payments” for financial statement purposes for 2008.

(2)

The dollar amount reflected in this column equals (i) the number of shares granted to the director pursuant to our 1998 Directors Stock Plan multiplied by (ii) the closing price of our common stock on the effective date of the grant.

(3)

As of December 31, 2008, the aggregate amount of shares of common stock that can be acquired by each director pursuant to outstanding option awards for Terrence O’Donnell, Stephen J. Morris and Jane E. Hager are 210,000, 182,016 and 160,000 (excluding an option to purchase 10,000 shares of common stock held by Ms. Hager that expired on December 31, 2008). During 2008 we granted to each of Terrence O’Donnell, Stephen J. Morris and Jane E. Hager options to purchase 15,000, 25,000 and 80,000 shares of our common stock, respectively.

(4)

We issued the options in this column at a strike price equal to the fair market value of the closing price of our common stock on the date of the grant. We valued these options using a Black-Scholes model. In the model, we used an expected life of five and one-half (5.5) years to value the ten (10) year options that we issued. We used an interest rate equal to the yield on treasury bonds that have approximately five and one-half (5.5) years remaining until maturity and uses the volatility of our stock price over a period that is approximately five and one half (5.5) years prior to the grant date.

(5)

Mr. Morris resigned as a member of our Board of Directors effective July 1, 2009.

_________________

NO DISSENTERS’ RIGHTS

You do not have the right to dissent and obtain an appraisal of your shares under Delaware law in connection with the adoption of our Equity Incentive Plan described in this Information Statement.

WHERE CAN YOU FIND MORE INFORMATION ABOUT THE COMPANY

We file our annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy any materials that we file with the SEC at its public reference facilities at Room 1580,
100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of the document at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. The SEC also maintains a website that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov.

By Order of the Board of Directors,

Philip Forte, Secretary

July 9, 2009

Appendix A

IGI LABORATORIES, INC.

2009 EQUITY INCENTIVE PLAN

SECTION 1.

Purpose; Definitions. The purposes of this IGI Laboratories, Inc. 2009 Equity Incentive Plan (the “Plan”) are to: (a) enable IGI Laboratories, Inc. (the “Company”) and its affiliated companies to recruit and retain highly qualified personnel; (b) provide those personnel with an incentive for productivity; and (c) provide those personnel with an opportunity to share in the growth and value of the Company.

For purposes of the Plan, the following terms will have the meanings defined below, unless the context clearly requires a different meaning:

(a)

“Affiliate” means, with respect to a Person, a Person that directly or indirectly controls, is controlled by, or is under common control with such Person.

(b)

“Award” means an award of Options, SARs, Restricted Stock, Restricted Stock Units or Performance Awards made under this Plan.

(c)

“Award Agreement” means, with respect to any particular Award, the written document that sets forth the terms of that particular Award.

(d)

“Board” means the Board of Directors of the Company, as constituted from time to time; provided, however, that if the Board appoints one or more Committees to perform some or all of the Board’s administrative functions hereunder, references to the “Board” will be deemed to also refer to the Committee in connection with matters to be performed by that Committee.

(e)

“Cause” means (i) conviction of, or the entry of a plea of guilty or no contest to, a felony or any other crime that causes the Company or its Affiliates public disgrace or disrepute, or adversely affects the Company’s or its Affiliates’ operations or financial performance, (ii) gross negligence or willful misconduct with respect to the Company or any of its Affiliates, including, without limitation fraud, embezzlement, theft or proven dishonesty in the course of employment; (iii) alcohol abuse or use of controlled drugs other than in accordance with a physician’s prescription; or (iv) material breach of any agreement with or duty owed to the Company or any of its Affiliates. Notwithstanding the foregoing, if a Participant and the Company (or any of its Affiliates) have entered into an employment agreement, consulting agreement or other similar agreement that specifically defines “cause,” then with respect to such Participant, “Cause” shall have the meaning defined in that employment agreement, consulting agreement or other agreement.

(f)

“Change in Control” shall mean the occurrence of any of the following events:

(i)

any “person,” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other (i) than an individual or entity holding securities of the Company as of the date hereof which represent 3% or more of the outstanding voting power of the all securities on matters to be generally voted upon by the Company’s stockholders, (ii) Jane Hager, Edward Hager, Steve Morris, Frank Gerardi or any of their respective Affiliates, any entity of which any of the foregoing are trustees, or trusts established for their benefit, (iii) the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, (iv) Signet Healthcare Partners, its Affiliates or any of its affiliated funds, or (v) any corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company) is or becomes the owner, directly or indirectly, of outstanding securities of the Company representing 60% or more of the combined voting power of the Company’s then outstanding securities;

A—1

(ii)

the consummation of a merger or consolidation of the Company with any other corporation, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 40% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (ii) a merger or consolidation effected to implement a re-capitalization of the Company (or similar transaction) or a reincorporation of the Company into another jurisdiction;

(iii)

a sale of all or substantially all of the assets of the Company; or

(iv)

a liquidation or dissolution of the Company.

(g)

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

(h)

“Committee” means any committee appointed by the Board in accordance with Section 2 of the Plan.

(i)

“Director” means a member of the Board.

(j)

“Disability” means a condition rendering a Participant Disabled.

(k)

“Disabled” will have the same meaning as set forth in Section 22(e)(3) of the Code.

(l)

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(m)

“Fair Market Value” means, as of any date: (i) if the Shares are not then publicly traded, the value of such Shares on that date, as determined by the Board in its sole and absolute discretion; or (ii) if the Shares are publicly traded, the closing price for a Share on the principal national securities exchange on which the Shares are listed or admitted to trading or, if the Shares are not listed or admitted to trading on any national securities exchange, but are traded in the over-the-counter market, the closing sale price of a Share or, if no sale is publicly reported, the average of the closing bid and asked quotations for a Share, as reported by The Nasdaq Stock Market, Inc. (“Nasdaq”) or any comparable system or, if the Common Stock is not listed on Nasdaq or a comparable system, the closing sale price of a Share or, if no sale is publicly reported, the average of the closing bid and asked prices, as furnished by two members of the National Association of Securities Dealers, Inc. who make a market in the Common Stock selected from time to time by the Company for that purpose.

(n)

“Incentive Stock Option” means any Option intended to be an “Incentive Stock Option” within the meaning of Section 422 of the Code.

(o)

“Non-Qualified Stock Option” means any Option that is not an Incentive Stock Option.

(p)

“Option” means any option to purchase Shares (including Restricted Stock, if the Board so determines) granted pursuant to Section 5 hereof.

(q)

“Parent” means, in respect of the Company, a “parent corporation” as defined in Sections 424(e) of the Code.

(r)

“Participant” means an employee, consultant, Director, or other service provider of or to the Company or any of its respective Affiliates to whom an Award is granted.

(s)

“Performance Award” means Shares or other Awards that, pursuant to Section 10, are granted, vested and/or settled upon the achievement of specified performance conditions.

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(t)

“Person” means an individual, partnership, corporation, limited liability company, trust, joint venture, unincorporated association, or other entity or association.

(u)

“Restricted Stock” means Shares that are subject to restrictions pursuant to Section 8 hereof.

(v)

“Restricted Stock Unit” means a right granted under and subject to restrictions pursuant to Section 8 hereof.

(w)

“SAR” means a stock appreciation right granted under the Plan and described in
Section 6 hereof.

(x)

“Shares” means shares of the Company’s common stock, subject to substitution or adjustment as provided in Section 3(c) hereof.

(y)

“Subsidiary” means, in respect of the Company, a subsidiary company as defined in Sections 424(f) and (g) of the Code.

SECTION 2.

Administration. The Plan will be administered by the Board; provided, however, that the Board may at any time appoint one or more Committees to perform some or all of the Board’s administrative functions hereunder; and provided further, that the authority of any Committee appointed pursuant to this Section 2 will be subject to such terms and conditions as the Board may prescribe and will be coextensive with, and not in lieu of, the authority of the Board hereunder.

Subject to the requirements of the Company’s by-laws and certificate of incorporation any other agreement that governs the appointment of Board committees, any Committee established under this Section 2 will be composed of not fewer than two members, each of whom will serve for such period of time as the Board determines. From time to time the Board may increase the size of any Committee and appoint additional members thereto, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of any Committee and thereafter directly administer the Plan.

The Board will have full authority to grant Awards under this Plan and determine the terms of such Awards. Such authority will include the right to:

(a)

select the persons to whom Awards are granted (consistent with the eligibility conditions set forth in Section 4);

(b)

determine the type of Award to be granted;

(c)

determine the number of Shares, if any, to be covered by each Award;

(d)

establish the vesting or forfeiture terms of each Award;

(e)

establish the performance conditions relevant to any Performance Award and certify whether such performance conditions have been satisfied;

(f)

determine whether and under what circumstances an Option may be exercised without a payment of cash under Section 5(d); and

(g)

determine whether, to what extent and under what circumstances Shares and other amounts payable with respect to an Award may be deferred either automatically or at the election of the Participant.

The Board will have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it, from time to time, deems advisable; to establish the terms and form of each Award Agreement; to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any

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Award Agreement); and to otherwise supervise the administration of the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement in the manner and to the extent it deems necessary to carry out the intent of the Plan.

All decisions made by the Board pursuant to the provisions of the Plan will be final and binding on all persons, including the Company and Participants. No Director will be liable for any good faith determination, act or omission in connection with the Plan or any Award.

SECTION 3.

Shares Subject to the Plan.

(a)

Shares Subject to the Plan. The Shares to be subject to or related to Awards under the Plan will be authorized and unissued Shares of the Company, whether or not previously issued and subsequently acquired by the Company. The maximum number of Shares that may be issued in respect of Awards under the Plan is 2,000,000. The Company will reserve for the purposes of the Plan, out of its authorized and unissued Shares, such number of Shares. Notwithstanding the foregoing, no individual may be granted Awards with respect to more than 1,000,000 Shares in any calendar year.

(b)

Effect of the Expiration or Termination of Awards. If and to the extent that an Option or SAR expires, terminates or is canceled or forfeited for any reason without having been exercised in full, the Shares associated with that Option or SAR will again become available for grant under the Plan. Similarly, if and to the extent an Award of Restricted Stock, Restricted Stock Units or a Performance Award is canceled, forfeited or repurchased for any reason, the Shares subject to that Award will again become available for grant under the Plan. In addition, if any Share is withheld pursuant to Section 12(e) in settlement of a tax withholding obligation associated with an Award, that Share will again become available for grant under the Plan.

(c)

Other Adjustment. In the event of any recapitalization, stock split or combination, stock dividend, spin-off, merger, reorganization or other similar event or transaction affecting the Shares, substitutions or adjustments will be made by the Board to the aggregate number, class and/or issuer of the securities that may be issued under the Plan, to the number, class and/or issuer of securities subject to outstanding Awards, and to the exercise price of outstanding Options or SARs, in each case in a manner that reflects equitably the effects of such event or transaction.

(d)

Change in Control. Notwithstanding anything to the contrary set forth in the Plan, upon or in anticipation of any Change in Control, the Board may, in its sole and absolute discretion and without the need for the consent of any Participant, take one or more of the following actions contingent upon the occurrence of that Change in Control: (i) cause any or all outstanding Options or SARs to become vested and/or immediately exercisable, in whole or in part; (ii) cause any or all outstanding Restricted Stock or Restricted Stock Units to become non-forfeitable, in whole or in part; (iii) cancel any Option in exchange for a substitute option in a manner consistent with the requirements of Treas. Reg. §1.424-1(a) (notwithstanding the fact that the original Option may never have been intended to satisfy the requirements for treatment as an Incentive Stock Option); (iv) cancel any Restricted Stock, Restricted Stock Units or SAR in exchange for restricted stock, restricted stock units or stock appreciation rights in respect of the capital stock of any successor corporation or its parent; (v) cancel any Option or SAR in exchange for cash and/or other substitute consideration with a value equal to (A) the number of Shares subject to that Option or SAR, multiplied by (B) the amount, if any, by which the per Share value of the consideration to be paid in the Change in Control transaction to the Company’s shareholders (or, if no consideration is paid in any such transaction, the Fair Market Value per Share of the Shares subject to such Option or SAR as of the date of the Change in Control) exceeds the exercise price of that Option or SAR; provided, that if the per Share value of the consideration to be paid in the Change in Control transaction to the Company’s shareholders (or, if no consideration is paid in any such transaction, the Fair Market Value per Share of the Shares subject to such Option or SAR as of the date of the Change in Control) does not exceed the exercise price of any such Option or SAR, the Board may cancel that Option or SAR without any payment of consideration therefor; or (vi) cancel any Restricted Stock Unit in exchange for cash and/or other substitute consideration with a value equal to the per Share value of the consideration to be paid in the Change in Control transaction to the Company’s shareholders (or, if no consideration is paid in any such transaction, the Fair Market Value per Share of the Shares subject to such Option or SAR as of the date of the Change in Control). In the discretion of the Board, any cash or substitute consideration payable upon cancellation of an Award may be subjected to (i) vesting terms substantially identical to those that applied to the

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cancelled Award immediately prior to the Change in Control, or (ii) earn-out, escrow, holdback or similar arrangements, to the extent such arrangements are applicable to any consideration paid in connection with the Company.

SECTION 4.

Eligibility. Employees, Directors, consultants, and other individuals who provide services to the Company or its Affiliates are eligible to be granted Awards under the Plan; provided, however, that only employees of the Company, its Parent or a Subsidiary are eligible to be granted Incentive Stock Options.

SECTION 5.

Options. Options granted under the Plan may be of two types: (i) Incentive Stock Options or (ii) Non-Qualified Stock Options. Any Option granted under the Plan will be in such form as the Board may at the time of such grant approve. Without limiting the generality of Section 3(a), any or all of the Shares reserved for issuance under Section 3(a) may be issued in respect of Incentive Stock Options.

The Award Agreement evidencing any Option will incorporate the following terms and conditions and will contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Board deems appropriate in its sole and absolute discretion:

(a)

Option Price. The exercise price per Share purchasable under any Option will be determined by the Board and will not be less than 100% of the Fair Market Value per Share on the date of the grant. However, any Incentive Stock Option granted to any Participant who, at the time the Option is granted, owns more than 10% of the voting power of all classes of shares of the Company, its Parent or a Subsidiary will have an exercise price per Share of not less than 110% of Fair Market Value per Share on the date of the grant.

(b)

Option Term. The term of each Option will be fixed by the Board, but no Option will be exercisable more than 10 years after the date the Option is granted. However, any Incentive Stock Option granted to any Participant who, at the time such Option is granted, owns more than 10% of the voting power of all classes of shares of the Company, its Parent or a Subsidiary may not have a term of more than five years. No Option may be exercised by any person after expiration of the term of the Option.

(c)

Exercisability. Options will vest and be exercisable at such time or times and subject to such terms and conditions as determined by the Board.

(d)

Method of Exercise. Subject to the terms of the applicable Award Agreement, the exercisability provisions of Section 5(c) and the termination provisions of Section 7, Options may be exercised in whole or in part from time to time during their term by the delivery of written notice to the Company specifying the number of Shares to be purchased. Such notice will be accompanied by payment in full of the purchase price, either by certified or bank check, or such other means as the Board may accept. As determined by the Board, in its sole discretion, payment of the exercise price of an Option may be made in the form of previously acquired Shares based on the Fair Market Value of the Shares on the date the Option is exercised; provided, however, that, in the case of an Incentive Stock Option, the right to make a payment in the form of previously acquired Shares may be authorized only at the time the Option is granted.

No Shares will be issued upon exercise of an Option until full payment therefor has been made. A Participant will not have the right to distributions or dividends or any other rights of a stockholder with respect to Shares subject to the Option until the Participant has given written notice of exercise, has paid in full for such Shares, if requested, has given the representation described in Section 11(a) hereof and fulfills such other conditions as may be set forth in the applicable Award Agreement.

(e)

Incentive Stock Option Limitations. In the case of an Incentive Stock Option, the aggregate Fair Market Value (determined as of the time of grant) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year under the Plan and/or any other plan of the Company, its Parent or any Subsidiary will not exceed $100,000. For purposes of applying the foregoing limitation, Incentive Stock Options will be taken into account in the

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order granted. To the extent any Option does not meet such limitation, that Option will be treated for all purposes as a Non-Qualified Stock Option.

(f)

Termination of Service. Unless otherwise specified in the applicable Award Agreement, Options will be subject to the terms of Section 7 with respect to exercise upon or following termination of employment or other service.

(g)

Transferability of Options. Except as may otherwise be specifically determined by the Board with respect to a particular Option: (i) no Option will be transferable by the Participant other than by will or by the laws of descent and distribution, and (ii) during the Participant’s lifetime, an Option will be exercisable only by the Participant (or, in the event of the Participant’s Disability, by his personal representative).

SECTION 6.

Stock Appreciation Rights.

(a)

Nature of Award. Upon the exercise of a SAR, its holder will be entitled to receive an amount equal to the excess (if any) of: (i) the Fair Market Value of the Shares covered by such SAR as of the date such SAR is exercised, over (ii) the Fair Market Value of the Shares covered by such SAR as of the date such SAR was granted. Such amount may be paid in either cash and/or Shares, as determined by the Board in its sole and absolute discretion.

(b)

Terms and Conditions. The Award Agreement evidencing any SAR will incorporate the following terms and conditions and will contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Board deems appropriate in its sole and absolute discretion:

(i)

Term of SAR. Unless otherwise specified in the Award Agreement, the term of a SAR will be ten years.

(ii)

Exercisability. SARs will vest and become exercisable at such time or times and subject to such terms and conditions as will be determined by the Board at the time of grant.

(iii)

Method of Exercise. Subject to terms of the applicable Award Agreement, the exercisability provisions of Section 6(b)(ii) and the termination provisions of Section 7, SARs may be exercised in whole or in part from time to time during their term by delivery of written notice to the Company specifying the portion of the SAR to be exercised.

(iv)

Termination of Service. Unless otherwise specified in the Award Agreement, SARs will be subject to the terms of Section 7 with respect to exercise upon termination of employment or other service.

(v)

Non-Transferability. Except as may otherwise be specifically determined by the Board with respect to a particular SAR: (A) SARs may not be sold, pledged, assigned, hypothecated, gifted, transferred or disposed of in any manner either voluntarily or involuntarily by operation of law, other than by will or by the laws of descent or distribution, and (B) during the Participant’s lifetime, SARs will be exercisable only by the Participant (or, in the event of the Participant’s Disability, by his personal representative).

SECTION 7.

Termination of Service. Unless otherwise specified with respect to a particular Option or SAR in the applicable Award Agreement, Options or SARs granted hereunder will be exercisable after termination of service only to the extent specified in this Section 7.

(a)

Termination by Reason of Death. If a Participant’s service with the Company or any Affiliate terminates by reason of death, any Option or SAR held by such Participant may thereafter be exercised, to the extent then exercisable or on such accelerated basis as the Board may determine at or after grant, by the legal representative of the estate or by the legatee of the Participant under the will of the Participant, for a period expiring (i) at such time as may be specified by the Board at or after grant, or (ii) if not specified by the Board, then 12

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months from the date of death, or (iii) if sooner than the applicable period specified under (i) or (ii) above, upon the expiration of the stated term of such Option or SAR.

(b)

Termination by Reason of Disability. If a Participant’s service with the Company or any Affiliate terminates by reason of Disability, any Option or SAR held by such Participant may thereafter be exercised by the Participant or his personal representative, to the extent it was exercisable at the time of termination, or on such accelerated basis as the Board may determine at or after grant, for a period expiring (i) at such time as may be specified by the Board at or after grant, or (ii) if not specified by the Board, then 12 months from the date of termination of service, or (iii) if sooner than the applicable period specified under (i) or (ii) above, upon the expiration of the stated term of such Option or SAR.

(c)

Cause. If a Participant’s service with the Company or any Affiliate is terminated for Cause: (i) any Option or SAR not already exercised will be immediately and automatically forfeited as of the date of such termination, and (ii) any Shares for which the Company has not yet delivered share certificates will be immediately and automatically forfeited and the Company will refund to the Participant the Option exercise price paid for such Shares, if any.

(d)

Other Termination. If a Participant’s service with the Company or any Affiliate terminates for any reason other than death, Disability or Cause, any Option or SAR held by such Participant may thereafter be exercised by the Participant, to the extent it was exercisable at the time of such termination, or on such accelerated basis as the Board may determine at or after grant, for a period expiring (i) at such time as may be specified by the Board at or after grant, or (ii) if not specified by the Board, then 90 days from the date of termination of service, or (iii) if sooner than the applicable period specified under (i) or (ii) above, upon the expiration of the stated term of such Option or SAR.

SECTION 8.

Restricted Stock.

(a)

Issuance. Restricted Stock may be issued either alone or in conjunction with other Awards. The Board will determine the time or times within which Restricted Stock may be subject to forfeiture, and all other conditions of such Awards. The purchase price for Restricted Stock may, but need not, be zero. The prospective recipient of an Award of Restricted Stock will not have any rights with respect to such Award, unless and until such recipient has delivered to the Company an executed Award Agreement and has otherwise complied with the applicable terms and conditions of such Award.

(b)

Certificates. A share certificate will be issued in connection with each Award of Restricted Stock. Such certificate will be registered in the name of the Participant receiving the Award, and will bear the following legend and/or any other legend required by this Plan, the Award Agreement or by applicable law:

THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS OF THE IGI LABORATORIES, INC. 2009 EQUITY INCENTIVE PLAN AND AN AWARD AGREEMENT ENTERED INTO BETWEEN [THE PARTICIPANT] AND IGI LABORATORIES, INC. COPIES OF THAT PLAN AND AGREEMENT ARE ON FILE IN THE PRINCIPAL OFFICES OF IGI LABORATORIES, INC. AND WILL BE MADE AVAILABLE TO THE HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON REQUEST TO THE SECRETARY OF IGI LABORATORIES, INC.

Share certificates evidencing Restricted Stock will be held in custody by the Company or in escrow by an escrow agent until the restrictions thereon have lapsed. As a condition to any Award of Restricted Stock, the Participant may be required to deliver to the Company a share power, endorsed in blank, relating to the Shares covered by such Award.

(c)

Restrictions and Conditions. The Award Agreement evidencing the grant of any Restricted Stock will incorporate the following terms and conditions and such additional terms and conditions, not inconsistent with the terms of the Plan, as the Board deems appropriate in its sole and absolute discretion:

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(i)

During a period commencing with the date of an Award of Restricted Stock and ending at such time or times as specified by the Board (the “Restriction Period”), the Participant will not be permitted to sell, transfer, pledge, assign or otherwise encumber Restricted Stock awarded under the Plan. The Board may condition the lapse of restrictions on Restricted Stock upon the continued employment or service of the recipient, the attainment of specified individual or corporate performance goals, or such other factors as the Board may determine, in its sole and absolute discretion.

(ii)

Except as provided in this paragraph (ii) or the applicable Award Agreement, once the Participant has been issued a certificate or certificates for Restricted Stock, the Participant will have, with respect to the Restricted Stock, all of the rights of a stockholder of the Company, including the right to vote the Shares, and the right to receive any cash distributions or dividends. The Board, in its sole discretion, may require cash distributions or dividends to be subjected to the same Restriction Period as is applicable to the Restricted Stock with respect to which such amounts are paid, or, if the Board so determines, reinvested in additional Restricted Stock to the extent Shares are available under Section 3(a) of the Plan. Any distributions or dividends paid in the form of securities with respect to Restricted Stock will be subject to the same terms and conditions as the Restricted Stock with respect to which they were paid, including, without limitation, the same Restriction Period.

(iii)

Subject to the provisions of the applicable Award Agreement, if a Participant’s service with the Company and it Affiliates terminates prior to the expiration of the applicable Restriction Period, the Participant’s Restricted Stock that then remains subject to forfeiture will then be forfeited automatically.

(iv)

If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period (or if and when the restrictions applicable to Restricted Stock are removed pursuant to Section 3(d) or otherwise), the certificates for such Shares will be replaced with new certificates, without the restrictive legends described in Section 8(b) applicable to such lapsed restrictions, and such new certificates will be delivered to the Participant, the Participant’s representative (if the Participant has suffered a Disability), or the Participant’s estate or heir (if the Participant has died).

SECTION 9.

Restricted Stock Units. Subject to the other terms of the Plan, the Board may grant Restricted Stock Units to eligible individuals and may impose conditions on such units as it may deem appropriate. Each Restricted Stock Unit shall be evidenced by an Award Agreement in the form that is approved by the Board and that is not inconsistent with the terms and conditions of the Plan. Each Restricted Stock Unit will represent a right to receive from the Company, upon fulfillment of any applicable conditions, an amount equal to the Fair Market Value (at the time of the distribution) of one Share. Distributions may be made in cash and/or Shares. All other terms governing Restricted Stock Units, such as vesting, time and form of payment and termination of units shall be set forth in the applicable Award Agreement.

SECTION 10.

Performance Awards.

(a)

Performance Awards Generally. The Board may grant Performance Awards in accordance with this Section 10. Performance Awards may be denominated as a number of Shares, or specified number of other Awards (or a combination thereof) which may be earned upon achievement or satisfaction of performance conditions specified by the Board. In addition, the Board may specify that any other Award shall constitute a Performance Award by conditioning the vesting or settlement of the Award upon the achievement or satisfaction of such performance conditions as may be specified by the Board. Subject to Section 10(b), the Board may use such business criteria or other measures of performance as it may deem appropriate in establishing the relevant performance conditions and may, in its discretion, adjust such criteria from time to time.

(b)

Qualified Performance-Based Compensation Under Section 162(m). Performance Awards intended to constitute “qualified performance-based compensation” under Section 162(m) of the Code will be granted by the Committee delegated such duty by the Board and will be subject to the terms of this Section 10(b).

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(i)

Specified Business Criteria. The grant, vesting and/or settlement of a Performance Award subject to this Section 10(b) will be contingent upon achievement of one or more of the following business criteria (subject to adjustment in accordance with Section 10(b)(ii), below):

(A)

the attainment of certain target levels of, or a specified percentage increase in: revenues, income before taxes and extraordinary items, net income, operating income, earnings before income tax, earnings before interest, taxes, depreciation and amortization, earning per share, after-tax or pre-tax profits, operational cash flow, return on capital employed or returned on invested capital, after-tax or pre-tax return on stockholders’ equity, the price of the Company’s common stock or a combination of the foregoing;

(B)

the achievement of a certain level of, reduction of, or other specified objectives with regard to limiting the level of increase in, the Company’s bank debt or other public or private debt or financial obligations;

(C)

the attainment of a certain level of, reduction of, or other specified objectives with regard to limiting the level in or increase in all or a portion of controllable expenses or costs or other expenses or costs; and/or

(D)

any other objective business criteria that would not cause an Award to fail to constitute “qualified performance-based compensation” under Section 162(m) of the Code.

Performance goals may be established on a Company-wide basis or with respect to one or more business units, divisions, Affiliates, or products; and in either absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies. The performance goals for a particular performance period need not be the same for all Participants.

(ii)

Adjustments to Performance Goals. The Committee delegated such duty by the Board may provide, at the time performance goals are established in accordance with Section 10(b)(i), that adjustments will be made to those performance goals to take into account, in any objective manner specified by that Committee, the impact of one or more of the following: (A) gain or loss from all or certain claims and/or litigation and insurance recoveries, (B) the impairment of tangible or intangible assets,
(C) stock-based compensation expense, (D) extraordinary, unusual or infrequently occurring events reported in the Company’s public filings, (E) restructuring activities reported in the Company’s public filings, (F) investments, dispositions or acquisitions, (G) loss from the disposal of certain assets, (H) gain or loss from the early extinguishment, redemption, or repurchase of debt, (I) changes in accounting principles, or (J) any other item, event or circumstance that would not cause an Award to fail to constitute “qualified performance-based compensation” under Section 162(m) of the Code. An adjustment described in this Section 10(b)(ii) may relate to the Company or to any subsidiary, division or other operational unit of the Company or its Affiliates, as determined by the Committee at the time the performance goals are established. Any adjustment shall be determined in accordance with generally accepted accounting principles and standards, unless such other objective method of measurement is designated by the Committee at the time performance objectives are established. In addition, adjustments will be made as necessary to any performance criteria related to the Company’s stock to reflect changes in corporate capitalization, including a recapitalization, stock split or combination, stock dividend, spin-off, merger, reorganization or other similar event or transaction affecting the Company’s stock.

(c)

Other Terms of Performance Awards. The Board may specify other terms pertinent to a Performance Award in the applicable Award Agreement, including terms relating to the treatment of that Award in the event of a Change in Control prior to the end of the applicable performance period.

SECTION 11.

Amendments and Termination. The Board may amend, alter or discontinue the Plan at any time. However, except as otherwise provided in Section 3, no amendment, alteration or discontinuation will be made which would impair the rights of a Participant with respect to an Award without that Participant’s consent or which, without the approval of such amendment within 365 days of its adoption by the Board by the Company’s

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stockholders in a manner consistent with Treas. Reg. § 1.422-3, would: (i) increase the total number of Shares reserved for issuance hereunder, or (ii) change the persons or class of persons eligible to receive Awards.

SECTION 12.

General Provisions.

(a)

The Board may require each Participant to represent to and agree with the Company in writing that the Participant is acquiring securities of the Company for investment purposes and without a view to distribution thereof and as to such other matters as the Board believes are appropriate.

(b)

All certificates for Shares or other securities delivered under the Plan will be subject to such share-transfer orders and other restrictions as the Board may deem advisable under the rules, regulations and other requirements of the Securities Act of 1933, as amended, the Exchange Act, any stock exchange upon which the Shares are then listed, and any other applicable federal or state securities law, and the Board may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(c)

Nothing contained in the Plan will prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required.

(d)

Neither the adoption of the Plan nor the execution of any document in connection with the Plan will: (i) confer upon any employee or other service provider of the Company or an Affiliate any right to continued employment or engagement with the Company or such Affiliate, or (ii) interfere in any way with the right of the Company or such Affiliate to terminate the employment or engagement of any of its employees or other service providers at any time.

(e)

No later than the date as of which an amount first becomes includible in the gross income of the Participant for federal income tax purposes with respect to any Award under the Plan, the Participant will pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state or local taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Board, the minimum required withholding obligations may be settled with Shares, including Shares that are part of the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan will be conditioned on such payment or arrangements and the Company will have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

SECTION 13.

Effective Date of Plan. Subject to the approval of the Plan by the Company’s stockholders within 12 months of the Plan’s adoption by the Board, the Plan will become effective on the date that it is adopted by the Board.

SECTION 14.

Term of Plan. The Plan will continue in effect until terminated in accordance with Section 11; provided, however, that no Incentive Stock Option will be granted hereunder on or after the 10th anniversary of the date of stockholder approval of the Plan (or, if the stockholders approve an amendment that increases the number of shares subject to the Plan, the 10th anniversary of the date of such approval); but provided further, that Incentive Stock Options granted prior to such 10th anniversary may extend beyond that date.

SECTION 15.

Invalid Provisions. In the event that any provision of this Plan is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability will not be construed as rendering any other provisions contained herein as invalid or unenforceable, and all such other provisions will be given full force and effect to the same extent as though the invalid or unenforceable provision was not contained herein.

SECTION 16.

Governing Law. The Plan and all Awards granted hereunder will be governed by and construed in accordance with the laws and judicial decisions of the State of Delaware, without regard to the application of the principles of conflicts of laws.

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SECTION 17.

Board Action. Notwithstanding anything to the contrary set forth in the Plan, any and all actions of the Board or Committee, as the case may be, taken under or in connection with the Plan and any agreements, instruments, documents, certificates or other writings entered into, executed, granted, issued and/or delivered pursuant to the terms hereof, will be subject to and limited by any and all votes, consents, approvals, waivers or other actions of all or certain stockholders of the Company or other persons required by:

(a)

the Company’s Certificate of Incorporation (as the same may be amended and/or restated from time to time);

(b)

the Company’s Bylaws (as the same may be amended and/or restated from time to time); and

(c)

any other agreement, instrument, document or writing now or hereafter existing, between or among the Company and its stockholders or other persons (as the same may be amended from time to time).

SECTION 18.

Notices. Any notice to be given to the Company pursuant to the provisions of this Plan must be given in writing and addressed, if to the Company, to its principal executive office to the attention of its Chief Financial Officer (or such other person as the Company may designate in writing from time to time), and, if to a Participant, to the address contained in the Company’s personnel files, or at such other address as that Participant may hereafter designate in writing to the Company. Any such notice will be deemed duly given: if delivered personally or via recognized overnight delivery service, on the date and at the time so delivered; if sent via telecopier or email, on the date and at the time telecopied or emailed with confirmation of delivery; or, if mailed, five (5) days after the date of mailing by registered or certified mail.

A—11